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                                                                     Exhibit 4.1

                                                                  EXECUTION COPY
                                                                    CONFIDENTIAL

                                 AMENDMENT NO. 1

         AMENDENT NO. 1, dated as of February 3, 2003 ("Amendment"), to the Rights Agreement, dated as of May 17, 2002, between Salant Corporation, a Delaware corporation (the "Corporation"), and Mellon Investor Services LLC, a New Jersey limited liability company (the "Rights Agent") (as amended, the "Rights Agreement").

         WHEREAS, pursuant to Section 27 of the Rights Agreement, the Corporation and the Rights Agent may from time to time supplement or amend the Rights Agreement in accordance with Section 27 thereof; and

         WHEREAS, the Corporation, Perry Ellis International, Inc., a Florida corporation ("Parent"), and Connor Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Parent ("Merger Sub"), contemplate entering into an Agreement and Plan of Merger (the "Merger Agreement"); and

         WHEREAS, the Board of Directors of the Corporation has determined that an amendment to the Rights Agreement as set forth herein is necessary and desirable in connection with the execution and delivery of the Merger Agreement and is consistent with the objectives of the Board of Directors of the Corporation in adopting the Rights Agreement, and the Corporation and Rights Agent desire to evidence such amendment in writing; and

         WHEREAS, all actions necessary to make this Amendment valid and enforceable have been performed and done, and the execution and delivery of this Amendment by the Corporation and the Rights Agent have been in all respects duly authorized by the Corporation and the Rights Agent.

         NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties thereto agree as follows:

         1.   The Rights Agreement is hereby amended as follows:

              (i) Amendment of Section 1. Section 1 of the Rights Agreement is supplemented to add the following definitions in the appropriate locations:

              "Merger Sub" shall have the meaning set forth in the Merger Agreement.

              "Merger Agreement" shall mean the Agreement and Plan of Merger, dated as of February 3, 2003, by and among Parent, Merger Sub and the Corporation, as it may be amended from time to time.

              "Merger" shall have the meaning set forth in the Merger Agreement.

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                                                                  EXECUTION COPY
                                                                    CONFIDENTIAL

              "Parent" shall have the meaning set forth in the Merger Agreement.

              (ii) Amendment of the definition of "Acquiring Person". The second sentence of the definition of "Acquiring Person" in subsection 1(a) of the Rights Agreement is amended and restated in its entirety as follows:

              Notwithstanding the foregoing, (A) the term "Acquiring Person" shall not include (i) the Corporation, (ii) any Subsidiary of the Corporation, (iii) any employee benefit plan of the Corporation or of any Subsidiary of the Corporation, (iv) any Person or entity organized, appointed or established by the Corporation for or pursuant to the terms of any such plan, (v) the Parent, Merger Sub or any of their respective Affiliates or subsidiaries in each case solely as a result of the Merger Agreement, the Merger and the transactions contemplated thereby (including the public announcement or disclosure thereof), (vi) any Person, who or which together with all Affiliates and Associates of such Person becomes the Beneficial Owner of 15% or more of the then outstanding Common Shares as a result of the acquisition of Common Shares directly from the Corporation, or (vii) any Grandfathered Stockholder and
              (B) no Person shall be deemed to be an "Acquiring Person" either
              (X) as a result of the acquisition of Common Shares by the Corporation which, by reducing the number of Common Shares outstanding, increases the proportional number of shares beneficially owned by such Person together with all Affiliates and Associates of such Person; except that if (i) a Person would become an Acquiring Person (but for the operation of this subclause X) as a result of the acquisition of Common Shares by the Corporation, and (ii) after such share acquisition by the Corporation, such Person, or an Affiliate or Associate of such Person, becomes the Beneficial Owner of any additional Common Shares, then such Person shall be deemed an Acquiring Person, or
              (Y) if a Person did so inadvertently, (i) promptly after such Person discovers that such Person would otherwise have become an Acquiring Person (but for the operation of this subclause Y), such Person notifies the Board of Directors that such Person did so inadvertently and (ii) within 2 days after such notification, such Person is the Beneficial Owner of less than 15% of the outstanding Common Shares.

              (iii) Amendment of the definition of "Interested Stockholder".

              Subsection 1(k) is amended by adding the following sentence at the end thereof:

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                                                                    CONFIDENTIAL

              Notwithstanding the foregoing, the term "Interested Stockholder" shall not include the Parent, Merger Sub or any of their respective Affiliates or subsidiaries in each case solely as a result of the Merger Agreement, the Merger and the transactions contemplated thereby (including the public announcement or disclosure thereof).

              (iv) Amendment of the definition of "Distribution Date". Subsection 3(a) is amended by adding the following sentence at the end thereof:

              Notwithstanding anything in this Agreement to the contrary, a Distribution Date shall not be deemed to have occurred as the result of (i) the execution, delivery or performance of the Merger Agreement or the consummation of the Merger or any of the other transactions contemplated by the Merger Agreement, or (ii) the public announcement or disclosure of the Merger Agreement or any of the other transactions contemplated by the Merger Agreement.

              (v) Amendment of the definition of "Shares Acquisition Date". The definition of "Shares Acquisition Date" in Section 1(r) of the Rights Agreement is amended by adding the following sentence at the end thereof:

                  Notwithstanding anything in this Agreement to the contrary, a Shares Acquisition Date shall not be deemed to have occurred as the result of (i) the execution, delivery or performance of the Merger Agreement or the consummation of the Merger or any of the other transactions contemplated by the Merger Agreement, or (ii) the public announcement or disclosure of the Merger Agreement or any of the other transactions contemplated by the Merger Agreement.

              (vi) Amendment of the definition of "Triggering Event". The definition of "Triggering Event" in Section 1(t) of the Rights Agreement is amended by adding the following sentence at the end thereof:

              Notwithstanding anything in this Agreement to the contrary, a Triggering Event shall not be deemed to have occurred as the result of and the provisions of Sections 11(a)(ii) and 13 of this Agreement shall not apply to (i) the execution, delivery or performance of the Merger Agreement or the consummation of the Merger or any of the other transactions contemplated by the Merger Agreement, or (ii) the public announcement or disclosure of the Merger Agreement or any of the other transactions contemplated by the Merger Agreement.

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              (vii)  All references in the Rights Agreement (including the
Exhibits thereto) shall, from and after the date hereof, refer to the Rights Agreement as amended by this Amendment.

         2. Effectiveness. Each party hereto represents and warrants that (i) it is duly authorized to execute and deliver this Amendment and to perform hereunder and (ii) this Amendment constitutes a valid and binding agreement of such party. This Amendment shall become effective as of the date first above written. The Rights Agreement shall not otherwise be supplemented or amended by virtue of this Amendment, but shall remain in full force and effect.

         3. Counterparts. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

         4. Full Force and Effect. Except as expressly amended hereby, the Rights Agreement shall continue in full force and effect in accordance with the provisions thereof on the date hereof.

         5. Governing Law. This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts made and to be performed entirely within such State; except that all provisions regarding the rights, duties, obligations and immunities of the Rights Agent shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State.

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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and attested, all as of the date and year first above written.

Attest:                                     SALANT CORPORATION



By:___________________________              By:___________________________
Name:                                          Name:
Title:                                         Title:


Attest:                                     MELLON INVESTOR SERVICES LLC



By:____________________________             By:___________________________
Name:                                          Name:
Title:                                         Title:



[Signature Page to Amendment No. 1 to the Rights Agreement]